EXHIBIT 99.1

II-VI Incorporated Reports Fiscal Third Quarter Earnings

PITTSBURGH, April 23, 2013 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) today reported results for its third fiscal quarter ended March 31, 2013.

Bookings for the quarter decreased 4% to $140,332,000 compared to $145,776,000 in the third quarter of last fiscal year. Bookings for the nine months ended March 31, 2013 decreased 3% to $381,859,000 compared to $392,906,000 for the same period last fiscal year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues for the quarter increased 9% to $145,170,000 from $132,590,000 in the third quarter of last fiscal year. Revenues for the nine months ended March 31, 2013 increased 1% to $403,351,000 from $397,720,000 for the same period last fiscal year.

Net earnings attributed to II-VI Incorporated for the quarter were $15,869,000, or $0.25 per share-diluted, compared to net earnings of $13,994,000, or $0.22 per share-diluted, in the third quarter of last fiscal year. For the nine months ended March 31, 2013, net earnings attributable to II-VI Incorporated were $40,787,000, or $0.64 per share-diluted, compared to net earnings of $45,860,000, or $0.71 per share-diluted, for the same period last fiscal year.

Results include the following:

  Transaction expenses related to three acquisitions completed during the quarter ended December 31, 2012 were insignificant for the current three months and were $1.1 million or $0.02 per share-diluted for the nine months ended March 31, 2013. These expenses are included in selling, general and administrative expenses in the condensed consolidated statements of earnings.

  Write-downs of tellurium and selenium inventory were insignificant for the current three months and were $1.3 million, or $0.02 per share-diluted, for the nine months ended March 31, 2013. These amounts compare to write-downs of tellurium and selenium inventory of $3.6 million, or $0.06 per share-diluted, and $6.1 million, or $0.10 per share-diluted, for the three and nine months ended March 31, 2012, respectively. These write-downs, taken by Pacific Rare Specialty Metals & Chemicals, Inc. (PRM), a business in the Military & Materials segment, were necessitated by declines in global raw material index pricing. This expense is included in cost of goods sold in the attached condensed consolidated statements of earnings.

  After-tax income of $3.7 million, or $0.06 per share-diluted, was recognized for the nine months ended March 31, 2013 from a settlement with a former contract manufacturer for damages incurred in the October 2011 flooding in Thailand. The majority of the settlement amount is included in other expense (income), net in the attached condensed consolidated statements of earnings.

Francis J. Kramer, president and chief executive officer said, "We are reporting third quarter fiscal 2013 results in line with the guidance we issued on January 22, 2013. The results reflect operational improvements in several of our businesses, including Marlow Industries in our Advanced Product Group segment, as they begin to capitalize on new market opportunities. In addition, we also received full-quarter contributions from the three recent acquisitions we completed during the quarter ended December 31, 2012. We have experienced some cyclical softening in the optical communication market addressed primarily by our Near-Infrared Optics segment."

Kramer continued, "In the Military and Materials segment, PRM continues to be impacted by the start-up of its new rare earth product line. We have lowered our expectations of this product line for the upcoming fourth quarter and have made long-term contractual adjustments with our customer, which should help improve operating results going forward. Demand for selenium and tellurium products continues to be low and, therefore, the pricing environment is a challenge. During the quarter, PRM did not experience any significant write-downs of its selenium and tellurium inventory, as was the case in the previous six quarters."

Kramer concluded, "As anticipated, our tax rate reflects a favorable adjustment for the recent extension of the U.S. Research and Development Tax Credit. Cash generated from operations has increased 18% year over year and we are investing in strategic capacity initiatives and paying down long-term debt. During the quarter we completed the $25 million share repurchase program authorized in May 2012."

During the quarter ended December 31, 2012, the Company completed three acquisitions:
November 1, 2012	M Cubed Technologies, Inc. (M Cubed)
December 3, 2012	The thin-film filter business and interleaver product line of Oclaro, Inc. (the Thin-Film Filter and Interleaver Operations)
December 21, 2012	LightWorks Optics, Inc. (LightWorks)

M Cubed joined the Advanced Products Group, the Thin-Film Filter and Interleaver Operations became a part of Photop Technologies, Inc. in the Near-Infrared Optics segment, and LightWorks joined the Military & Materials segment.

As discussed below under "Use of Non-GAAP Financial Measures," the Company is presenting Non-GAAP financial measures in this release. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles ("GAAP"). Please refer to the attached reconciliation between GAAP and adjusted financial measures prepared in accordance with GAAP and the Non-GAAP adjusted financial measures.

Segment Information

The following segment information includes segment earnings (defined as earnings before income taxes, interest expense and other expense or income, net). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control. Effective July 1, 2012, the Company changed its segment reporting structure to include VLOC in the Company's Military & Materials segment. VLOC was previously reported in the Company's Near-Infrared Optics segment. All segment information presented in this earnings release has been retrospectively adjusted to include VLOC in the Military & Materials segment.

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
			%			%
			Increase			Increase
$000's, except %	2013	2012	(Decrease)	2013	2012	(Decrease)

Bookings:
Infrared Optics	$ 51,170	$ 59,112	(13)%	$ 143,271	$ 153,983	(7)%
Near-Infrared Optics	32,847	48,575	(32)%	103,630	110,355	(6)%
Military & Materials	22,070	26,553	(17)%	67,285	84,430	(20)%
Advanced Products Group	34,245	11,536	197%	67,673	44,138	53%
Total Bookings	$ 140,332	$ 145,776	(4)%	$ 381,859	$ 392,906	(3)%

Revenues:
Infrared Optics	$ 52,886	$ 50,678	4%	$ 149,852	$ 148,236	1%
Near-Infrared Optics	35,821	36,629	(2)%	113,463	100,143	13%
Military & Materials	28,869	30,054	(4)%	74,164	91,480	(19)%
Advanced Products Group	27,594	15,229	81%	65,872	57,861	14%
Total Revenues	$ 145,170	$ 132,590	9%	$ 403,351	$ 397,720	1%

Segment Earnings (Loss):
Infrared Optics	$ 13,969	$ 13,845	1%	$ 36,343	$ 37,672	(4)%
Near-Infrared Optics	3,774	3,608	5%	16,637	8,554	95%
Military & Materials	(550)	(958)	43%	(3,773)	64	(5,995)%
Advanced Products Group	810	479	69%	325	7,957	(96)%
Total Segment Earnings	$ 18,003	$ 16,974	6%	$ 49,532	$ 54,247	(9)%

Other Selected Financial Information

The following other selected financial information includes earnings before interest, income taxes, depreciation and amortization (EBITDA). The Company believes EBITDA is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
$000's, except share information	2013	2012	2013	2012

EBITDA	$ 30,163	$ 28,014	$ 86,238	$ 85,255
Cash paid for capital expenditures	$ 4,321	$ 9,703	$ 17,498	$ 32,771
Net borrowings (repayments) on indebtedness	$(3,000)	$(7,000)	$ 109,000	$(6,295)
Share-based compensation expense, pre-tax	$ 2,698	$ 2,055	$ 9,232	$ 9,231
Cash paid for shares repurchased through the Company's share repurchase program	$ 9,138	$ --	$ 19,978	$ --
Shares repurchased through the Company's share repurchase program	523,980	--	1,141,022	--

Outlook

For the fourth fiscal quarter ending June 30, 2013, the Company currently forecasts revenues to range from $147 million to $152 million and earnings per share to range from $0.20 to $0.25. Comparable results for the quarter ended June 30, 2012 were revenues of $136.9 million and earnings per share of $0.22. For the fiscal year ending June 30, 2013, the Company currently expects revenues to range from $550 million to $555 million and earnings per share to range from $0.84 to $0.89. Comparable results for the year ended June 30, 2012 were revenues of $534.6 million and earnings per share of $0.94. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, April 23, 2013 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/cjzg3e5. A replay of the webcast will be available for 2 weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed adjusted financial measurements in this press release that present financial information that is not in accordance with GAAP. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in monitoring the Company's on-going financial performance. The adjusted Non-GAAP net earnings attributable to II-VI Incorporated and adjusted Non-GAAP earnings per share measure the earnings of the Company excluding unusual items that are considered by management to be outside of the normal on-going operations of the Company. There are limitations associated with the use of Non-GAAP financial measures, including that Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, that there can be no assurance that excluded items in the Non-GAAP financial measures will not occur in the future and that there could be cash costs associated with items excluded in the Non-GAAP financial measures. The Company compensates for these limitations by using these Non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, military and aerospace, high-power electronics, optical communications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company's infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company's near-infrared optics business, Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. Photop Aegis, Inc. (Aegis) manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Through its Australian subsidiary, Photop AOFR Pty Limited, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well as optical couplers used primarily in the optical communication industry.

In the Company's military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials and Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference. VLOC manufactures near-infrared and visible light products for industrial, scientific, military, medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. LightWorks Optics, Inc. (LightWorks) manufactures precision optical systems and components for defense, aerospace, industrial and life science applications.

In the Company's advanced products group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries. Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets. Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up. M Cubed Technologies, Inc. (M Cubed) develops and markets advanced composite materials serving the semiconductor, display, industrial and defense markets.

Forward-looking Statements

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
Revenues
Net sales:
Domestic	$ 65,176	$ 51,233	$ 168,938	$ 156,958
International	79,994	81,357	234,413	240,762
Total Revenues	145,170	132,590	403,351	397,720

Costs, Expenses & Other Expense (Income)
Cost of goods sold	94,169	86,589	256,645	253,241
Internal research and development	5,781	5,698	16,992	15,877
Selling, general and administrative	27,217	23,329	80,182	74,355
Interest expense	449	48	708	184
Other expense (income), net	(1,401)	(2,311)	(6,713)	(5,447)
Total Costs, Expenses, and Other Expense (Income)	126,215	113,353	347,814	338,210

Earnings Before Income Taxes	18,955	19,237	55,537	59,510

Income Taxes	2,861	4,967	13,844	13,006

Net Earnings	16,094	14,270	41,693	46,504
Less: Net Earnings Attributable to Noncontrolling Interests	225	276	906	644
Net Earnings Attributable to II-VI Incorporated	$ 15,869	$ 13,994	$ 40,787	$ 45,860
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.25	$ 0.22	$ 0.64	$ 0.71
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.26	$ 0.22	$ 0.65	$ 0.73

Average Shares Outstanding - Diluted	63,724	64,628	63,965	64,314
Average Shares Outstanding - Basic	62,130	62,855	62,482	62,752

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)
	March 31,	June 30,
	2013	2012
Assets
Current Assets
Cash and cash equivalents	$ 155,594	$ 134,944
Accounts receivable	103,640	104,761
Inventories	152,873	137,607
Deferred income taxes	9,652	10,796
Prepaid and refundable income taxes	6,549	8,488
Prepaid and other current assets	12,600	13,777
Total Current Assets	440,908	410,373
Property, plant & equipment, net	173,206	153,918
Goodwill	122,330	80,748
Other intangible assets, net	88,556	44,014
Investment	10,977	10,661
Deferred income taxes	3,507	145
Other assets	9,305	6,627
Total Assets	$ 848,789	$ 706,486

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$ 25,248	$ 29,420
Accruals and other current liabilities	55,809	54,308
Total Current Liabilities	81,057	83,728
Long-term debt	121,183	12,769
Deferred income taxes	4,375	5,883
Other liabilities	14,248	12,720
Total Liabilities	220,863	115,100

Total II-VI Incorporated Shareholders' Equity	626,229	589,957
Noncontrolling Interests	1,697	1,429
Total Shareholders' Equity	627,926	591,386
Total Liabilities and Shareholders' Equity	$ 848,789	$ 706,486

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)	Nine Months Ended
	March 31,
	2013	2012
Net cash provided by operating activities	$ 68,119	$ 57,702

Cash Flows from Investing Activities
Additions to property, plant and equipment	(17,498)	(32,771)
Purchases of businesses, net of cash acquired	(126,165)	(46,141)
Proceeds received on contractual settlement from Thailand flood	2,436	--
Proceeds from collection of note receivable	1,395	1,906
Other investing activities	57	18
Net cash used in investing activities	(139,775)	(76,988)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	113,000	7,000
Payments on long-term borrowings	(4,000)	(13,295)
Payment of debt issuance costs	(560)	--
Purchases of treasury stock	(19,978)	--
Payments on earn-out arrangement	--	(6,000)
Proceeds from exercises of stock options	3,836	1,896
Distributions on noncontrolling interests	(284)	--
Minimum tax withholding requirements	(137)	--
Excess tax benefits from share-based compensation expense	678	469
Net cash provided by (used in) financing activities	92,555	(9,930)

Effect of exchange rate changes on cash and cash equivalents	(249)	(978)

Net increase (decrease) in cash and cash equivalents	20,650	(30,194)

Cash and Cash Equivalents at Beginning of Period	134,944	149,460
Cash and Cash Equivalents at End of Period	$ 155,594	$ 119,266

II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($000 except per share amounts)

Reconciliation of Reported Net Earnings to Non-GAAP Net Earnings
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

Reported Net Earnings Attributable to II-VI Incorporated	$ 15,869	$ 13,994	$ 40,787	$ 45,860

Add back:
Write-downs of tellurium and selenium inventory	71	3,840	1,395	6,447

Income tax impact on unusual items	(4)	(191)	(70)	(322)

Adjusted Non-GAAP Net Earnings Attributable to II-VI Incorporated	$ 15,936	$ 17,643	$ 42,112	$ 51,985

Per share data:
Net Earnings Attributable to II-VI Incorporated:
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.25	$ 0.22	$ 0.64	$ 0.71
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.26	$ 0.22	$ 0.65	$ 0.73

Per share, After-Tax Impact of Write-Downs of Tellurium and Selenium Inventory on:
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$0.00	$ 0.06	$ 0.02	$ 0.10
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$0.00	$ 0.06	$ 0.02	$ 0.10

Adjusted Non-GAAP Net Earnings Attributable to II-VI Incorporated:
Adjusted Non-GAAP Net Earnings Diluted Earnings Per Share:	$ 0.25	$ 0.27	$ 0.66	$ 0.81
Adjusted Non-GAAP Net Earnings Basic Earnings Per Share:	$ 0.26	$ 0.28	$ 0.67	$ 0.83

Below is a reconciliation of the Segment Earnings and EBITDA reported in this press release to reported Net Earnings.

Reconciliation of Segment
Earnings and EBITDA to Net Earnings	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

Total Segment Earnings	$ 18,003	$ 16,974	$ 49,532	$ 54,247
Interest expense	449	48	708	184
Other expense (income), net	(1,401)	(2,311)	(6,713)	(5,447)
Income taxes	2,861	4,967	13,844	13,006
Net earnings	$ 16,094	$ 14,270	$ 41,693	$ 46,504

EBITDA	$ 30,163	$ 28,014	$ 86,238	$ 85,255
Interest expense	449	48	708	184
Depreciation and amortization	10,759	8,729	29,993	25,561
Income taxes	2,861	4,967	13,844	13,006
Net earnings	$ 16,094	$ 14,270	$ 41,693	$ 46,504
CONTACT: II-VI Incorporated
         Craig A. Creaturo, Chief Financial Officer and Treasurer
         (724) 352-4455
         ccreaturo@ii-vi.com